Exhibit 99.1

Imprivata, Inc. Reports Second Quarter 2014 Financial Results

Key Accomplishments:

•	Successfully completed an initial public offering of our common stock. Imprivata sold 5.75 million shares for net proceeds of $80.2 million, excluding offering expenses.

•	Revenues for the second quarter were $23.2 million, a 34% increase from the same period in 2013.

•	Imprivata hosted its annual worldwide user conference, HealthCon, in Boston, Massachusetts. Over 120 CIOs and Senior IT and clinical leaders attended, with 18 of the Company’s key technology partners co-sponsoring the event.

•	Announced July 31, 2014, Imprivata OneSign leads the KLAS 2014 Mid-Term Performance Review in the single sign-on category.

Lexington, Mass. — (BUSINESS WIRE) — August 4, 2014 — Imprivata® (NYSE: IMPR), a leading provider of authentication and access management solutions for the healthcare industry, today announced financial results for the second quarter of fiscal 2014. Revenues for the second quarter were $23.2 million, an increase of 34% from revenues of $17.3 million for the same period in 2013. Revenues for the six months ended June 30, 2014 were $42.7 million, an increase of 35% from revenues of $31.6 million for the same period in 2013.

Omar Hussain, CEO of Imprivata, commented, “We are pleased to report that our second quarter results exceeded our plan and that we continue to see increasing demand for our solutions as hospitals globally continue to spend to address clinician productivity and regulatory challenges. Our first quarter as a public company showed solid revenue growth driven both by new customers and add on sales to existing customers.”

Net loss for the second quarter of 2014 was $3.6 million, or $(1.08) per basic and diluted share, as compared to a net loss of $84,000, or $(0.41) per basic and diluted share for the same period in 2013. Net loss for the six months ended June 30, 2014 was $10.6 million, or $(3.25) per basic and diluted share, as compared to a net loss of $1.6 million, or $(1.28) per basic and diluted share for the same period in 2013.The increase in the net loss between the periods presented reflects our strategic investments in the business to maintain our market leadership position and capture additional market share, as well as develop new complementary products to our existing product portfolio.

Adjusted EBTIDA(1) for the second quarter of 2014 was a loss of $2.8 million, as compared to income of $644,000 for the same period in 2013. Non-GAAP net loss (2) for the second quarter of 2014 was $3.6 million, or $(0.81) per basic and diluted share, as compared to non-GAAP net income of $116,000, or $0.04 per basic share and $0.01 per diluted share, for the same period in 2013. Adjusted EBTIDA for the six months ended June 30, 2014 was a loss of $8.7 million, as compared to a loss of $177,000 for the same period in 2013. Non-GAAP net loss for the six months ended June 30, 2014 was $10.2 million, or $(2.53) per basic and diluted share, as compared to non-GAAP net loss of $1.1 million, or $(0.33) per basic and diluted share, for the same period in 2013. A reconciliation of GAAP to these non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

(1)	Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization adjusted for foreign currency gains (losses), stock based-compensation and the impact of the fair value revaluation on our contingent liability.

(2)	Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes amortization of purchased intangible assets, stock-based compensation and the impact of the fair value revaluation on our contingent liability.

Third Quarter and Full-Year 2014 Financial Outlook

For the full-year, we expect revenue between $91 million and $93 million and adjusted EBITDA to be between a loss of $14 million and $12 million. In terms of earnings per share, we expect GAAP loss to be between $1.28 per share and $1.20 per share and non-GAAP loss, which adjusts for stock-based compensation, amortization of purchased intangible assets and the contingent liability revaluation, to be between $1.18 per share and $1.10 per share. Our annual EPS estimates are based on an estimated weighted average-share count of 13.9 million.

For the third quarter, we expect revenue between $23 million and $24 million and adjusted EBITDA to be between a loss of $3.5 million and $2.5 million. In terms of earnings per share, we expect GAAP loss to be between $0.19 per share and $0.16 per share and non-GAAP loss to be between $0.17 per share and $0.14 per share. Our third quarter EPS estimates are based on an estimated weighted average-share count of 23.7 million.

Conference Call Information

Imprivata management will host a conference call at 5:00 pm (Eastern Time) on Monday, August 4, 2014 to discuss the second quarter results and other matters. The conference call will be accessible by dialing 877-270-2148, or 412-902-6510 for international callers, and referencing “Imprivata 2nd Quarter”. A live webcast of the conference call will also be available on the investor relations section of the company’s website at www.imprivata.com.

An audio replay will be available following the conclusion of the call through November 5, 2014. The replay can be accessed by dialing (877) 344-7529 in the U.S., or +1 (412) 317-0088 for international callers. The passcode for the replay is: 10049678.

About Imprivata

Imprivata, Inc. (NYSE: IMPR) headquartered in Lexington, Massachusetts, is a leading provider of authentication and access management solutions for the healthcare industry. Imprivata’s flagship solution, Imprivata OneSign®, is an integrated enterprise single sign-on, authentication and access management and workflow automation platform that addresses multiple security and productivity challenges faced by hospitals and other healthcare organizations. For more information, please visit www.imprivata.com.

Investor relations:

Bob East

Westwicke Partners, LLC

(443) 213-0503

Bob.east@westwicke.com

imprivata@westwicke.com

Public relations:

Caitlin Hunt

MSL Group

(781) 684-0770

imprivata@mslgroup.com

All Imprivata products are trademarks of Imprivata, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity for growth in our customer base and our overall business, our market opportunity, our goal to maintain market leadership and our expected financial results for Q3 2014 and the full fiscal year 2014. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “could,” “increases,” “improves,” “reduces,” “implements,” “results,” “addresses,” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Imprivata’s control. Imprivata’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, our ability to successfully develop and introduce new solutions and products for existing solutions; our ability to attract new customers and retain and increase sales to existing customers; developments in the healthcare industry or regulatory environment; seasonal variations in the purchasing patterns of our customers; the lengthy and unpredictable sales cycles for new customers; our ability to maintain successful relationships with our channel partners and technology alliance partners; our dependency on sole source suppliers and a contract manufacturer for hardware components of our Imprivata OneSign solution; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of protected health information; our ability to protect our intellectual property rights, and the other risks detailed in Imprivata’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Imprivata’s Registration Statement on Form S-1 declared effective by the SEC on June 24, 2014, as well as other documents that may be filed by Imprivata from time to time with the SEC. The forward-looking statements included in this press release represent Imprivata’s views as of the date of this press release. Imprivata undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Imprivata has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP and may be different from similar non-GAAP financial measures used by other companies. Imprivata believes that the use of these non-GAAP financial measures provides supplementary information for investors to use in evaluating operating performance and in comparing its financial measures with other companies in Imprivata’s industry, many of which present similar non-GAAP financial measures. Adjusted EBITDA (EBITDA adjusted for foreign currency gains (losses), stock based-compensation and the impact of the fair value revaluation on our contingent liability), non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude amortization expense associated with our purchased intangible assets, stock-based compensation and the impact of the re-measurement to fair value of our contingent liability. Non-GAAP financial measures that Imprivata uses may differ from measures that other companies may use. These non-GAAP financial measures disclosed by Imprivata are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP, and should be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Imprivata, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue
Product	$12,225	$9,558	$21,499	$16,906
Maintenance and services	11,008	7,757	21,175	14,664

Total revenue	23,233	17,315	42,674	31,570

Cost of revenue
Product	2,475	1,593	4,635	3,170
Maintenance and services	4,400	2,508	8,593	4,746

Total cost of revenue	6,875	4,101	13,228	7,916

Gross profit	16,358	13,214	29,446	23,654

Operating expenses
Research and development	6,291	4,452	12,827	8,453
Sales and marketing	11,216	7,201	21,635	13,459
General and administrative	2,311	1,596	5,324	3,369

Total operating expenses	19,818	13,249	39,786	25,281

Loss from operations	(3,460)	(35)	(10,340)	(1,627)
Other income (expense)
Interest and other (expense) income, net	(31)	(5)	(192)	54

Loss before income taxes	(3,491)	(40)	(10,532)	(1,573)
Income taxes	61	44	87	41

Net loss	(3,552)	(84)	(10,619)	(1,614)
Accretion of redeemable convertible preferred stock	(1,204)	(1,238)	(2,442)	(2,476)

Net loss attributable to common stockholders	$(4,756)	$(1,322)	$(13,061)	$(4,090)

Net loss per share attributable to common stockholders
Basic and diluted	$(1.08)	$(0.41)	$(3.25)	$(1.28)

Weighted average common shares outstanding used in computing net loss per share attributable to common stockholders
Basic and diluted	4,410	3,250	4,021	3,186

Imprivata, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$85,794	$13,284
Accounts receivable, net of allowances	13,978	19,754
Prepaid expenses and other current assets	3,486	2,541

Total current assets	103,258	35,579
Property and equipment, net	7,740	6,682
Goodwill	1,560	1,560
Intangible assets, net	1,744	2,000
Other assets	109	649

Total assets	$114,411	$46,470

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,599	$3,586
Accrued expenses and other current liabilities	7,778	9,149
Current portion of capital lease obligations and long-term debt	665	313
Current portion of other long-term liabilities	288	249
Current portion of deferred revenue	25,646	25,084

Total current liabilities	37,976	38,381
Deferred revenue, net of current portion	4,266	3,490
Capital lease obligations, long-term debt and royalty obligations, net of current portion	888	410
Other long-term liabilities, net of current portion	1,225	1,181
Contingent purchase price liability	544	1,008

Total liabilities	44,899	44,470

Commitments and contingencies
Redeemable convertible preferred stock	—	91,607
Stockholders’ equity (deficit):
Undesignated preferred stock	—
Common stock	24	4
Additional paid-in capital	170,921	—
Accumulated other comprehensive income (loss)	1	(145)
Accumulated deficit	(101,434)	(89,466)

Total stockholders’ equity (deficit)	69,512	(89,607)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$114,411	$46,470

Imprivata, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net Loss	$(10,619)	$(1,614)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,458	1,163
Provision for doubtful accounts	13	—
Stock-based compensation	665	257
Loss on disposal of fixed assets	12	14
Change in value of contingent purchase price liability	(464)	31
Changes in operating assets and liabilities
Accounts receivable	5,763	5,083
Prepaid expenses and other current assets	(544)	(278)
Other assets	—	(1)
Deferred revenue	1,338	(1,015)
Accounts payable	(897)	(1,606)
Accrued expenses and other current liabilities	(1,549)	(2,708)
Other liabilities	82	(128)

Net cash used in operating activities:	(4,742)	(802)

Cash flows from investing activities:
Purchases of property and equipment	(1,354)	(720)

Net cash used in investing activities	(1,354)	(720)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	80,213	—
Deferred offering costs	(1,748)	—
Repayments for capital lease obligations, long-term debt and other	(348)	(181)
Proceeds from exercise of stock options	389	765

Net cash provided by financing activities	78,506	584

Effect of exchange rates on cash and cash equivalents	100	(258)

Net increase (decrease) in cash and cash equivalents	72,510	(1,196)
Cash and cash equivalents, beginning of period	13,284	15,410

Cash and cash equivalents, end of period	$85,794	$14,214

Imprivata, Inc.

Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of GAAP Net Loss to Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
GAAP net loss	$(3,552)	$(84)	$(10,619)	$(1,614)
Adjustments to reconcile to Adjusted EBITDA:
Income tax expense	61	43	87	41
Depreciation and amortization	763	608	1,458	1,163
Other expense (income), net	31	5	192	(55)
Stock-based compensation	367	140	665	257
Change in fair value of contingent liability	(509)	(68)	(464)	31

Adjusted EBITDA	$(2,839)	$644	$(8,681)	$(177)

Reconciliation of GAAP Net Loss to Non-GAAP Net (Loss)

Income and Non-GAAP Net (Loss) Income Per Share

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
GAAP net loss	$(3,552)	$(84)	$(10,619)	$(1,614)
Adjustments to reconcile to Non-GAAP net income:
Amortization of purchased intangible assets	128	128	257	264
Stock-based compensation	367	140	665	257
Change in fair value of contingent liability	(509)	(68)	(464)	31

Non-GAAP Net (Loss) Income (a)	$(3,566)	$116	$(10,161)	$(1,062)

Non-GAAP net (loss) income per share attributable to common stockholders
Basic	$(0.81)	$0.04	$(2.53)	$(0.33)

Diluted	$(0.81)	$0.01	$(2.53)	$(0.33)

Weighted average common shares outstanding used in computing net (loss) income per share attributable to common stockholders
Basic	4,410	3,250	4,021	3,186
Add common stock equivalents (b)	—	2,306	—	—
Add preferred shares conversion (c)	—	13,971	—	—

Diluted	4,410	19,527	4,021	3,186

(a)	Non-GAAP earnings are not reserved for payment to preferred shareholders, allowing EPS to be calculated as earnings divided by diluted shares.
(b)	Dilutive effect of common stock equivalents to reflect change to share count calculation as a result of non-GAAP adjustments on GAAP net loss to Non-GAAP net income.
(c)	Preferred shares as if converted and outstanding for the full quarter.